Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement
of Arrow International, Inc. on Form S-8 (File No. 33-               ) of our
report dated October 6, 1995, on our audits of the consolidated financial statements and financial statement schedule of Arrow International, Inc. as of August 31, 1995 and 1994, and for the three years in the period ended August 31, 1995, which report is included in the Annual Report on Form 10-K of Arrow International, Inc. for the year ended August 31, 1995. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 31, 1996